UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 6, 2006

Commission	Registrant, State of Incorporation,	I.R.S. Employer
File Number	Address and Telephone Number	Identification No.

1-3375	South Carolina Electric & Gas Company	57-0248695
(a South Carolina corporation)
1426 Main Street, Columbia, South Carolina 29201
(803) 217-9000

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
     (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
    (17 CFR 240.13e-4(c))

Item 5.03(a) AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS,
CHANGE IN FISCAL YEAR.

Effective August 16, 2006, South Carolina Electric & Gas Company (SCE&G) amended its articles of incorporation to reduce, from 6,649 to 5,049, the number of authorized shares of SCE&G’s Cumulative Preferred Stock ($50 par value) 4.50% Series, (the “4.50% Series”), to reduce from 7,878 to 5,878 the number of authorized shares of SCE&G’s Cumulative Preferred Stock ($50 par value) 4.60% (A) Series (the “4.60% (A) Series”) and to reduce, from $296,033,311.50 to $295,853,311.50, SCE&G’s stated capital. The articles of amendment filed on August 16, 2006 (the “Prior Articles of Amendment”) were adopted to reflect SCE&G’s acquisition of 1,600 shares of the 4.50% Series and 2,000 shares of the 4.60% (A) Series that, pursuant to SCE&G’s articles of incorporation, may not be reissued.

On September 6, 2006 SCE&G filed articles of correction to the Prior Articles of Amendment to make the following corrections:

•	In Item 4(a), SCE&G’s stated capital should total $295,952,911.50 (not $295,853,311.50 as previously stated in the Prior Articles of Amendment).

•
In Item 4(b), the number of shares of the 4.50% Series and the 4.60% (A) Series should be reduced by 1,608 and zero (0) shares, respectively (not 1,600 and 2,000, respectively, as previously stated in the Prior Articles of Amendment).

•
In Item 4(c), the total number of shares which SCE&G has authority to issue should be 53,592,405 (not 53,590,412 as previously stated in the Prior Articles of Amendment), including 5,041 shares of the 4.50% Series and 7,878 shares of the 4.60% (A) Series (not 5,049 and 5,878, respectively, as previously stated in the Prior Articles of Amendment).

South Carolina law provides that articles of correction are effective on the effective date of the document they correct except as to persons relying on the uncorrected document and adversely affected by the correction. As to those persons, articles of correction are effective when filed.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits

3.01	Articles of Correction dated September 6, 2006 (Filed herewith)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

South Carolina Electric & Gas Company
(Registrant)

September 7, 2006	By:	/s/ James E. Swan, IV
James E. Swan, IV
Controller